Filed pursuant to Rule 424(b)(7)
Registration No. 333-256807

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 4, 2021)

ADC THERAPEUTICS SA

12,000,000 Common Shares

The selling shareholder of ADC Therapeutics SA named in this prospectus supplement is selling 12,000,000 of our common shares. We are not selling any common shares included in this prospectus supplement and will not receive any of the proceeds from the sale of any common shares sold by the selling shareholder pursuant to this prospectus supplement.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ADCT.” On February 1, 2023, the last reported sale price of our common shares was $5.45 per share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.000	$60,000,000
Underwriting discounts and commissions(1)	$0.125	$1,500,000
Proceeds, to the selling shareholder, before expenses	$4.875	$58,500,000

(1)	See “Underwriting” beginning on page S-31 for a description of the compensation payable to the underwriter.

The underwriter expects to deliver the common shares to purchasers on or about February 6, 2023.

Jefferies

Prospectus supplement dated February 2, 2023.

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About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the common shares that the selling shareholder is offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus or the documents incorporated by reference in this prospectus or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we, the selling shareholder nor the underwriter have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we, the selling shareholder nor the underwriter take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we, the selling shareholder nor the underwriter have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ADC Therapeutics,” “ADCT,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to ADC Therapeutics SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including ADC Therapeutics, ADCT, ZYNLONTA and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Summary

This summary highlights the information contained elsewhere in this prospectus supplement or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the documents incorporated by reference herein as well as the accompanying prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus supplement. Some of the statements in this prospectus supplement are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a fully-integrated commercial-stage biotechnology company improving the lives of those affected by cancer with our next-generation, targeted antibody drug conjugates (“ADCs”). We have a strong validated technology platform including ADCs we have developed using our decades of experience in this field and our highly potent pyrrolobenzodiazepine (PBD) technology. Additionally, we have a growing toolbox of different components allowing us to work on next-generation ADC products. By leveraging our R&D strengths, our disciplined approach to target selection and our preclinical and clinical development strategy, we have created a diverse and balanced portfolio and research pipeline. Our commercial franchise comprises one approved product, ZYNLONTA® (loncastuximab tesirine or Lonca). Our objective is to establish ZYNLONTA as the 3L+ DLBCL standard of care while exploring ZYNLONTA in earlier lines of therapy and in combinations to expand our market opportunity and maximize the commercial potential of ZYNLONTA, which we believe has a potential to reach peak sales of $500 million to $1 billion per year. Our clinical-stage PBD-based pipeline consists of three company-sponsored candidates, ADCT-901, ADCT-601 (mipasetamab uzoptirine) and ADCT-212, as well as two clinical-stage candidates, ADCT-602 and ADCT-701, which are being developed in collaboration with our partners. We are also committed to broadening our ADC platform by expanding new antibody constructs and payloads and advancing our differentiated next-generation assets.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 and converted into a Swiss stock corporation (société anonyme) under the laws of Switzerland on October 13, 2015. We have three subsidiaries: ADC Therapeutics (UK) Limited, ADC Therapeutics America, Inc. and ADC Therapeutics (NL) BV. Our principal executive office is located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland and our telephone number is +41 21 653 02 00. Our website is www.adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer status. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

The Offering

Common shares offered by the selling shareholder	12,000,000 shares.
Common shares outstanding before and after this offering	80,642,527 shares.
Use of proceeds	We will not receive any proceeds from the sale of our common shares by the selling shareholder.
Risk factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” in the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or incorporated by reference herein or therein, before making a decision to purchase the common shares offered hereby.
NYSE symbol	“ADCT”

The number of common shares outstanding before and after this offering is based on 80,642,527 common shares outstanding as of December 31, 2022, and excludes:

•	11,156,101 common shares issuable upon the exercise of options outstanding under our 2019 Equity Incentive Plan as of December 31, 2022, at a weighted-average exercise price of $18.37 per share;

•	1,633,507 common shares issuable upon vesting of restricted share units outstanding under our 2019 Equity Incentive Plan as of December 31, 2022;

•	2,437,884 additional common shares reserved for future issuance under our 2019 Equity Incentive Plan as of December 31, 2022;

•	782,700 common shares reserved for future issuance under our 2022 Employee Stock Purchase Plan as of December 31, 2022;

•	8,399,419 common shares we hold in treasury as of December 31, 2022; and

•	4,940,135 common shares issuable upon the exercise of the warrants outstanding as of December 31, 2022.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future catalysts, results of operations and financial position, business and commercial strategy, market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, projected revenues, expenses and cash balance and the timing of revenues and expenses, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in the documents incorporated by reference in this prospectus supplement. Factors that may cause such differences include, but are not limited to:

•	the Company’s ability to continue to commercialize ZYNLONTA in the United States and future revenue from the same;

•	Swedish Orphan Biovitrum AB (Sobi)’s ability to successfully commercialize ZYNLONTA in the European Economic Area and market acceptance, adequate reimbursement coverage, and future revenue from the same;

•	our strategic partners’, including Mitsubishi Tanabe Pharma Corporation and Overland Pharmaceuticals, ability to obtain regulatory approval for ZYNLONTA in foreign jurisdictions, and the timing and amount of future revenue and payments to us from such partnerships;

•	the Company’s ability to market its products in compliance with applicable laws and regulations;

•	the timing and results of the Company’s or its partners’ research projects or clinical trials including LOTIS 2, 5, 7 and 9, ADCT 901, 701, 601, 602 and 212, the timing and outcome of regulatory submissions and actions by the U.S. Food and Drug Administration or other regulatory agencies with respect to the Company’s products or product candidates;

•	projected revenue and expenses;

•	our indebtedness and the restrictions imposed on the Company’s activities by such indebtedness, the ability to repay such indebtedness and the significant cash required to service such indebtedness;

•	the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities;

•	the manufacture and supply of our products and product candidates;

•	our expectations regarding the size of the patient populations amenable to treatment with our products and, if approved, product candidates, as well as the treatment landscape of the indications that we are targeting with our products and product candidates;

•	our ability to identify and develop additional product candidates;

•	the ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our estimates of our expenses, revenues, capital requirements, cash runway and need for or ability to obtain additional financing;

•	our ability to identify and successfully enter into strategic collaborations or licensing opportunities in the future, and our assumptions regarding any potential revenue that we may generate under current or future collaborations or licensing arrangements;

•	our ability to obtain, maintain, protect and enforce intellectual property protection for our products and product candidates, and the scope of such protection;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of third parties;

•	our expectations regarding the impact of the COVID-19 pandemic;

•	our expectations regarding the impact of the current conflict between Russia and Ukraine, including resulting sanctions and changes in commodities prices, on our business and industry and the financial markets;

•	our expectations regarding the impact of inflation and other market risks;

•	our ability to attract and retain qualified key management and technical personnel;

•	our expectations regarding the effectiveness of our internal controls over financial reporting; and

•	our expectations regarding the time during which we will be a foreign private issuer.

Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Use of Proceeds

We will not receive any proceeds from the sale of common shares by the selling shareholder. If any common shares are sold, the selling shareholder will pay any underwriting discounts, commissions and/or similar charges incurred for the sale of such shares. The selling shareholder will bear all other costs, fees and expenses incurred in effecting the registration of common shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and accountants.

Description of Share Capital and Articles of Association

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 with our registered office and domicile in Epalinges, Canton of Vaud, Switzerland. We converted to a Swiss stock corporation under the laws of Switzerland on October 13, 2015. Our domicile is in Epalinges, Canton of Vaud, Switzerland. Our registered office and head office is currently located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.

As of January 1, 2023, certain amendments to the law governing, among other things, Swiss stock corporations, took effect. Provisions in the articles of association or regulations of companies that do not comply with the new rules continue to be effective until they are amended, but for not longer than two years after January 1, 2023. Our articles of association have not yet been amended to reflect the new provisions of Swiss corporation law.

Unless otherwise noted, the following is a summary of the material provisions of our share capital and our articles of association that are in effect on the date of this prospectus.

Share Capital

As of September 30, 2022, our share capital as registered with the commercial register of the Canton of Vaud, Switzerland (the “Commercial Register”) amounted to 81,393,865 common shares, 80,242,116 of which were outstanding, each with a par value of CHF 0.08 per share.

Changes in Our Share Capital During the Last Three Fiscal Years

In this section, share amounts are presented as of the date of the relevant transaction. Since January 1, 2020, our share capital has changed as follows:

•	In the five-to-four reverse share split of all issued shares effected on April 24, 2020, each of our issued shares was consolidated into 0.8 shares of the same class with a par value of CHF 0.08 per share, and an aggregate of 44 common shares were converted into 6 Class C preferred shares, 12 Class D preferred shares and 26 Class E preferred shares, each with a par value of CHF 0.08;

•	On May 15, 2020, our share capital as registered with the Commercial Register on May 15, 2020, was increased by issuing 17,432,500 common shares with a par value of CHF 0.08 per share;

•	On September 28, 2020, our share capital as registered with the Commercial Register on September 28, 2020, was increased by issuing 6,000,000 common shares with a par value of CHF 0.08 per share;

•	On April 1, 2021, our share capital as registered with the Commercial Register on April 8, 2021, was increased by issuing 1,500,000 common shares with a par value of CHF 0.08 per share;

•	On September 5, 2022, we issued 733,568 common shares out of our authorized share capital. In addition, we amended our articles of association to reflect the issuance of 2,390,297 common shares out of our conditional share capital that occurred on August 15, 2022; and

•	On November 1, 2022, we issued 7,648,081 common shares out of our authorized share capital.

Registration Rights

On August 15, 2022, we entered into a registration rights agreement with Deerfield Partners, L.P. and Deerfield Private Design Fund IV, L.P. that provides them with certain registration rights. We filed a registration statement registering under the Securities Act common shares issuable to them upon the exercise of their warrants.

On August 15, 2022, we entered into a registration rights agreement with OR Opportunistic DL (C), L.P., Owl Rock Opportunistic Master Fund II, L.P., Oaktree LSL Holdings EURRC S.à r.l., Oaktree Specialty Lending Corporation, Oaktree AZ Strategic Lending Fund, L.P., Oaktree Strategic Credit Fund, Oaktree Diversified Income Fund, Inc. and Oaktree Loan Acquisition Fund, L.P. that provides them with certain registration rights. We filed a registration statement registering under the Securities Act the common shares issuable to them upon the exercise of their warrants and certain common shares issued pursuant to a share purchase agreement.

In addition, on the closing date of this offering, we will enter into a registration rights agreement with Oaktree Fund Administration LLC, OCM Strategic Credit Investments S.à r.l., OCM Strategic Credit Investments 2 S.à.r.l., Oaktree Gilead Investment Fund AIF (Delaware), L.P., Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P., Oaktree Specialty Lending Corporation, and Pathway Strategic Credit Fund III, L.P., pursuant to which we will grant certain registration rights to such counterparties. See our Report on Form 6-K filed on February 2, 2023.

Dividend Policy

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, agreements governing our indebtedness, including the loan agreement and guaranty, dated August 15, 2022 (the “Loan Agreement”), among us, ADC Therapeutics (UK) Limited, ADC Therapeutics America, Inc., the lenders party thereto and Owl Rock Opportunistic Master Fund I, L.P., as administrative agent and collateral agent, limit our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Articles of Association

Ordinary Capital Increase, Capital Range and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.

As of January 1, 2023 companies can no longer adopt, increase or extend authorized share capital (capital-actions autorisé). Instead, companies may adopt a capital range as further explained below. As of the date of this prospectus, our articles of association still provide for authorized share capital (see “Description of Share Capital and Articles of Association—Our Authorized Share Capital”).

Furthermore, under the Swiss Code of Obligations (Code des obligations) (the “CO”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:

•	adopt conditional share capital (capital-actions conditionnel) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and

•	may, in the form of capital range (marge de fluctuation du capital), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the creation of conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.

Pre-Emptive and Advance Subscription Rights

Pursuant to the CO, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (droit de souscription préalable) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Authorized Share Capital

Under our articles of association, our board of directors is authorized at any time, including to prevent takeovers and changes in control, until June 9, 2023 to increase our nominal share capital by a maximum aggregate amount of CHF 2,460,268.08 through the issuance of not more than 30,753,351 shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share.

Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the CO.

This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase our share capital out of authorized share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with such capital.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 1,432,776.24 through the issuance of not more than 17,909,703 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of option and conversion rights granted in connection with warrants, convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Equity Incentive Plans

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 936,000 through the (direct or indirect) issuance of not more than 11,700,000 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of options, other rights to receive shares or conversion rights that have been granted to employees, members of the board of directors, contractors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or to a subsidiary through one or more equity incentive plans created by the board of directors.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO). In accordance with Article 973c of the CO, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

A general meeting of shareholders may take place at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). If the articles of association so permit, a general meeting of shareholders may be held outside Switzerland. The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). A general meeting of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”) may be held, subject to certain legal requirements and if the articles of association so allow. Our articles of association currently do not provide for general meetings of shareholders outside Switzerland or virtual shareholder meetings.

According to our articles of association, the following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

In addition, the following powers are vested exclusively in the general meeting of shareholders by operation of statutory law: (i) determination of the interim dividend and approval of the requisite interim financial statements and (ii) repayment of the statutory capital reserve (réserve légale).

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of association require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of our share capital request such general meeting of shareholders in writing. The amended Swiss corporation law requires the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of the share capital or of the voting rights so request in writing. Our articles of association do not yet comply with this lower threshold. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under our articles of association, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating authorized or conditional share capital;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

In addition, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting is, by operation of statutory law required for: (i) a consolidation of shares (reverse split); (ii) a capital increase through contribution by set-off; (iii) the introduction of a capital range (marge de fluctuation du capital); (iv) a conversion of participation certificates into shares; (v) a change of currency of the share capital; (vi) the introduction of a casting vote of the chairperson at the general meeting of shareholders; (vii) a provision in the articles of association regarding the holding of the general meeting of shareholders outside Switzerland; (viii) a delisting of the equity securities; and (ix) the introduction of an arbitration clause in the articles of association.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from NYSE listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions to the shareholders including a short explanation for these motions, the name and address of the independent representative and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to our articles of association, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of our share capital and (ii) an aggregate par value of at least CHF 1,000,000 may request that an item be included in the agenda for a general meeting of shareholders. The amended Swiss corporation law gives one or more shareholders whose combined shareholdings represent 0.5% of our voting rights or of our share capital the right to request that an item including a proposal, or a proposal with respect to an existing agenda item, be included in the agenda of a general meeting of shareholders. Our articles of association do not yet comply with this lower threshold.

To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our common shares entitles a holder to one vote. The common shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires common shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from the previous business years (report des bénéfices), or if we have distributable capital reserves (réserve légale issue du capital), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of association have been deducted.

Under the CO at least 5% of our annual profit must be retained as statutory profit reserve (réserve légale). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The CO permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “Description of Share Capital and Articles of Association—Articles of Association—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of association in a public deed. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “Description of Share Capital and Articles of Association—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within thirty days. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Epalinges, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive committee infringed the law or our articles of association and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than 12 members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

According to our articles of association, the board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

By operation of statutory law, the board of directors has the additional non-delegable and inalienable power and duty to submit an application for debt-restructuring moratorium if needed.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Conflicts of Interest, Management Transactions

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company has to be submitted to our shareholders for approval each year. Our executive committee currently comprises the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President, the Chief Scientific Officer and the Chief Legal Officer.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

In each year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders; and

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one-third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “ADCT.”

The Depository Trust Company

Each person owning a beneficial interest in common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the CO, by which our Company is governed (but see “Description of Share Capital and Articles of Association—The Company” regarding the two-year transition period that currently applies), and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•      any breach of a director’s duty of loyalty to the corporation or its shareholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      statutory liability for unlawful payment of dividends or unlawful share purchase or redemption; or

•      any transaction from which the director derived an  improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

 Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•      by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•      by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•      by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•      by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•      the duty of care; and

•      the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•      the overall management of the corporation and the issuing of all necessary directives;

•      determination of the corporation’s organization;

•      the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•      the appointment and dismissal of persons entrusted with managing and representing the corporation;

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

•      overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•      compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

•      the filing an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights, and subject to the two-year transition period described above (see “Description of Share Capital and Articles of Association—The Company”):

•      shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•      shareholders together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“examen spécial”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within thirty days.

A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:	Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

•      out of its surplus, or

•      in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous or current business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

Selling Shareholder

The table below lists the selling shareholder and other information regarding the beneficial ownership of common shares by the selling shareholder. The second column lists the number of common shares owned by the selling shareholder, based on its ownership of common shares as of the date hereof. The third column lists the number of common shares offered by this prospectus supplement by the selling shareholder. The fourth column lists the number of common shares beneficially owned by the selling shareholder after the offering contemplated by this prospectus supplement, assuming the sale of all common shares being offered by this prospectus supplement by the selling shareholder. The fifth column lists the percentage of shares of common stock beneficially owned by the selling shareholder before and after this offering.

Selling Shareholder	Number of Common Shares Beneficially Owned Prior to this Offering	Number of Common Shares Offered Hereby	Number of Common Shares Beneficially Owned After this Offering	Percentage of Common Shares Beneficially Owned
				Before Offering	After Offering
A.T. Holdings II Sàrl (1)	18,330,548	12,000,000	6,330,548	22.7%	7.9%

____________________

(1)	C.T. Phinco Sàrl (“C.T. Phinco”) may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by A.T. Holdings II Sàrl (“A.T. Holdings II”) as the Sole Member of A.T. Holdings II. Auven Therapeutics Holdings L.P. (“Auven Therapeutics”) may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by A.T. Holdings II as the Sole Member of C.T. Phinco. Auven Therapeutics General L.P. (“Auven Therapeutics General”) may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by A.T. Holdings II as the general partner of Auven Therapeutics. Auven Therapeutics GP Ltd. (“Auven Therapeutics GP”) may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by A.T. Holdings II as the general partner of Auven Therapeutics General. Each of Stephen Evans-Freke and Peter B. Corr may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by A.T. Holdings II as each is a Director and a 50% control person of Auven Therapeutics GP and a Principal of Auven Therapeutics. A.T. Holdings II may be deemed to have voting and investment power over and thus beneficial ownership of the 2,228,085 common shares beneficially owned by ADC Products Switzerland Sàrl (“ADC Products”) as the 73.77% control person of ADC Products. C.T. Phinco may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by ADC Products as the Sole Member of A.T. Holdings II. Auven Therapeutics may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by ADC Products as the Sole Member of C.T. Phinco. Auven Therapeutics General may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by ADC Products as the general partner of Auven Therapeutics. Auven Therapeutics GP may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by ADC Products as the general partner of Auven Therapeutics General. Each of Stephen Evans-Freke and Peter B. Corr may be deemed to have voting and investment power over and thus beneficial ownership of the common shares beneficially owned by ADC Products as each is a Director and a 50% control person of Auven Therapeutics GP and a Principal of Auven Therapeutics. All common shares held by A.T. Holdings have been pledged pursuant to lending arrangements. The address of each of A.T. Holdings and ADC Products is Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland. The address of C.T. Phinco is 6 Rue Eugene Ruppert, L-2453 Luxembourg, Luxembourg. The address of Auven Therapeutics, Auven Therapeutics General and Auven Therapeutics GP is Ritter House, P.O. Box 4041, Wickhams Cay II, Road Town, Tortola, BVI VG1110. The business address of Mr. Corr and Mr. Evans-Freke is 6501 Redhook Plaza, Suite 201, St. Thomas, U.S. Virgin Islands 00802.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated February 2, 2023, among us, the selling shareholder and Jefferies LLC, as underwriter, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder, the entire number of common shares offered by this prospectus supplement:

Underwriter	Number of Common Shares
Jefferies LLC	12,000,000
Total	12,000,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the common shares from the selling shareholder if any of them are purchased. We and the selling shareholder have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice, in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the common shares subject to its acceptance of the common shares from the selling shareholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the common shares to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.075 per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by the selling shareholder as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that selling shareholder is to pay the underwriter and the proceeds to the selling shareholder, before expenses, in connection with this offering.

	Per Share	Total
Public offering price	$5.00	$60,000,000
Underwriting discounts and commissions	$0.125	$1,500,000
Proceeds to the selling shareholder, before expenses	$4.875	$58,500,000

We will not receive any of the proceeds from the sale of common shares by the selling shareholder. We estimate expenses payable by us in connection with this offering will be approximately $0.7 million. The selling shareholder has agreed to reimburse the underwriter and us for certain expenses relating to the sale of the common shares by the selling shareholder.

Listing

Our common shares are listed on the NYSE under the trading symbol “ADCT”.

No Sales of Similar Securities

We, all of our directors and officers and certain shareholders, the selling shareholder, Oaktree Fund Administration, LLC and certain affiliates of Oaktree Fund Administration, LLC (the Oaktree Fund Administration, LLC, together with the certain affiliates of Oaktree Fund Administration, LLC, “Oaktree”) each have agreed that, without the prior written consent of the underwriter, we and they will not, during the period ending either 60 days (in the case of us and our directors and officers) or 365 days (in the case of the selling shareholder and Oaktree) after the date of this prospectus supplement (the “lock-up period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•	file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares,

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, we, our directors and officers and the selling shareholder have agreed that, without the prior written consent of the underwriter, we, our directors and officers and the selling shareholder will not, during the lock-up period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

The restrictions described in the immediately preceding paragraph do not apply to our directors, officers and shareholders with respect to:

(i)	transactions relating to common shares or any security convertible into common shares acquired in open market transactions after the completion of the offering;

(ii)	transfers or distributions as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution;

(iii)	transfers or distributions to any immediate family member of such person, affiliate or any trust or trustee or beneficiary thereof for the direct or indirect benefit of such person or the immediate family of such person (for this purpose, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(iv)	transfers or distributions to any corporation, partnership, limited liability company or other entity or affiliate of such person or the immediate family of such person;

(v)	transfers or distributions (a) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such person upon the death of such person; (b) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(vi)	transfers or distributions to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act), or to an investment fund or other entity that controls or manages, or is under common control with, such person, or distributions to partners, members, shareholders, beneficiaries or other equity holders of such person;

(vii)	transfers or distributions to us in connection with the repurchase of such securities with respect to the termination of such person’s employment with us;

(viii)	transfers or distributions to us;

(ix)	transfers or distributions (including through a “cashless” exercise or on a “net exercise basis”) to us or “sell to cover” transactions in the open market solely due as a result of the automatic vesting or settlement in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, common shares (including to satisfy withholding obligations or the payment of taxes in connection therewith); provided that (a) any such common shares received by such person shall be subject to the lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership of common shares shall be required or shall be voluntarily made during the lock-up period;

(x)	transfers or distributions to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above, provided that any common shares shall be subject to the terms of the lock-up agreement;

(xi)	any pledge or transfer by such person (or any permitted transferee) of common shares or any security convertible into common shares pursuant to agreements governing indebtedness or commitments relating to indebtedness of such person (or any permitted transferee) or its affiliates (other than us and our subsidiaries) in effect on the date thereof (and any refinancing or replacement thereof) and described in this prospectus supplement and any transfer upon foreclosure, provided that any required filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership by such person or any party (pledgor or pledgee) shall indicate by footnote disclosure or otherwise the nature of the transfer and if any filing is required to be made under Section 16(a) of the Exchange Act (or its foreign equivalent) during the lock-up period, and such person shall provide the underwriter prior written notice informing them of such report;

(xii)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (or its foreign equivalent) for the transfer of common shares, provided that (a) such plan does not provide for the transfer of common shares during the lock-up period and (b) to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the lock-up period;

(xiii)	transfers or dispositions pursuant to a bona fide tender offer for our capital shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which such person may agree to transfer, sell, tender or otherwise dispose of common shares or any security convertible into common shares in connection with such transaction) that has been approved by our board of directors; provided that, in the event that such change of control transaction is not consummated, this paragraph shall not be applicable and such person’s shares and other securities shall remain subject to the lock-up agreement (for this purpose, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than the underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of our outstanding voting securities); or

(xiv)	transfers or distributions under any existing trading plan pursuant to Rule 10b5-1 under the Exchange Act (or its foreign equivalent) provided that to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required of or voluntarily made, such announcement or filing shall include a statement to the effect that such transfer or distribution was made pursuant to such plan, provided that, (1) with respect to paragraphs (ii)-(iv) and (vi) above, the underwriter receives a signed lock-up agreement for the balance of the lock-up period from each done, trustee, distribute or transferee, as the case may be, and (2) with respect to paragraphs (ii)-(vii) above, no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares, shall be required or voluntarily made during the lock-up period (other than, in the case of a transfer or other disposition pursuant to paragraphs (v), (vii) or (viii), any Form 4 or 5 required to be filed under the Exchange Act (or its foreign equivalent) if such person is subject to Section 16 reporting with respect to our shares under the Exchange Act (or its foreign equivalent) shall indicate by footnote the nature of the transfer or disposition.

The restrictions on transfers or other dispositions by the selling shareholder described above do not apply to:

(i)	transfers or distributions to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act), or to an investment fund or other entity that controls or manages, or is under common control with, the selling shareholder;

(ii)	transfers or distributions to partners, members, shareholders, beneficiaries or other equity holders of the selling shareholder or any equity holders of any subsidiary of the selling shareholder (other than the selling shareholder or any affiliate of the selling shareholder);

(iii)	the common shares to be sold in this offering;

(iv)	transfers or distributions to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, provided that any common shares shall be subject to the terms of the lock-up agreement;

(v)	the pledge or transfer by the selling shareholder (or any permitted transferee) of common shares or any security convertible into common shares to, and pursuant to the Holder Loan Agreement (as defined below) entered into with Oaktree Fund Administration, LLC, as agent on behalf of the lenders thereto, governing indebtedness or commitments relating to indebtedness of the selling shareholder or its affiliates (other than us and our subsidiaries) and of which the underwriter has been provided a copy, any pledge or transfer the selling shareholder or its affiliates pursuant to any agreements with Oaktree Fund Administration, LLC governing indebtedness or commitments relating to indebtedness entered into for the purpose of refinancing any indebtedness under the Holder Loan Agreement, and any transfer upon foreclosure pursuant to such agreements or commitments, provided that any required filing under Section 16(a) or Section 13 of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership by the selling shareholder or any party (pledgor or pledgee) shall indicate by footnote disclosure or otherwise (i) the nature of the transfer, and (ii) that Oaktree has entered into a 365-day lock-up agreement with the underwriter, and if any filing is required to be made under Section 13 or Section 16(a) of the Exchange Act (or its foreign equivalent) during the lock-up period, the selling shareholder shall provide the underwriter prior written notice informing it of such report (for this purpose, “Holder Loan Agreement” means that certain Credit and Security Agreement, dated as of April 27, 2020, by and among the selling shareholder, as the Borrower, the lenders party thereto and Oaktree Fund Administration, LLC (or its affiliate), as Agent, and all amendments through the date of this prospectus supplement or as otherwise amended from time to time); or

(vi)	transfers or dispositions pursuant to a bona fide tender offer for our capital shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the selling shareholder may agree to transfer, sell, tender or otherwise dispose of common shares or any security convertible into common shares in connection with such transaction) that has been approved by our board of directors; provided that, in the event that such change of control transaction is not consummated, this paragraph shall not be applicable and the selling shareholder’s shares and other securities shall remain subject to the lock-up agreement (for this purpose, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than the underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of our outstanding voting securities), provided that, (1) with respect to paragraphs (i) and (ii) above, the underwriter receives a signed lock-up agreement for the balance of the lock-up period from each transferee or distributee, and (2) with respect to paragraphs (i)-(iii) above, no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares, shall be required or voluntarily made during the lock-up period, other than any Schedule 13D, Form 4 or 5 that is required to be filed under the Exchange Act (or its foreign equivalent) and that shall indicate by footnote the nature of the transfer or disposition, including, in the case of paragraphs (i) or (ii), that each transferee or distributee has signed and delivered a lock-up letter to the underwriter.

With respect to (v) above, the selling shareholder has granted a security interest in all of our shares beneficially owned by it pursuant to certain of its debt instruments, which includes default provisions. As of the date of this prospectus supplement, to our knowledge, all shares of our common shares owned by the selling shareholder are subject to a security interest.

The restrictions on transfers or other dispositions by Oaktree described above do not apply to:

(i)	any common shares acquired by Oaktree from any party other than the selling shareholder;

(ii)	any securities beneficially owned by Oaktree or any affiliate of Oaktree convertible into or exercisable or exchangeable for common shares (including any warrants held by Oaktree or any affiliates thereof as of the date of this prospectus supplement and any common shares underlying such warrants);

(iii)	any common shares described in paragraphs (i) and (ii) above held by any affiliate of Oaktree;

(iv)	transfers or distributions to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act), or to an investment fund or other entity that controls or manages, or is under common control with, Oaktree, or distributions to partners, members, shareholders, beneficiaries or other equity holders of Oaktree;

(v)	transfers or distributions to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (iv) above, provided that any common shares shall be subject to the terms of the lock-up agreement (to the extent applicable); or

(vi)	transfers or dispositions pursuant to a bona fide tender offer for our capital shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which Oaktree may agree to transfer, sell, tender or otherwise dispose of common shares or any security convertible into common shares in connection with such transaction) that has been approved by our board of directors; provided that, in the event that such change of control transaction is not consummated, this paragraph shall not be applicable and Oaktree’s shares and other securities shall remain subject to the lock-up agreement (for this purpose, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than the underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of our outstanding voting securities), provided that with respect to paragraph (iii) above, the underwriter receives a signed lock-up agreement for the balance of the lock-up period from each transferee or distributee, and no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares, shall be required or voluntarily made.

The restrictions on transfers or other dispositions by us described above do not apply to:

(i)	the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

(ii)	the grant or settlement of any options to purchase common shares, lock-up shares or lock-up units under an incentive compensation plan in effect or approved by our board of directors;

(iii)	our filing of any registration statement on Form S-8 or a successor form relating to the common shares granted pursuant to or reserved for issuance under an incentive compensation plan;

(iv)	the offer or issuance of common shares in connection with an acquisition, joint venture, commercial or collaborative relationship, or an acquisition or license by us of assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with any such acquisition, provided that (1) the aggregate number of shares issued does not exceed 10% of the total number of outstanding shares of our common shares immediately following the closing of this offering and (2) the recipient of any such shares during the lock-up period enters into a lock-up agreement;

(v)	facilitating the establishment of a trading plan on behalf of one of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that such plan does not provide for the transfer of common shares during the lock-up period and, to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the lock-up period, provided that (x) such plan does not provide for the transfer of common shares during the lock-up period and (y) no public report or filing shall be made during the lock-up period unless required by the Exchange Act and such filing shall clearly indicate, in the footnotes thereto or otherwise, that the filing relates to the circumstances described in this paragraph (v);

(vi)	any amendments, and the effectiveness, of an existing registration statement with the SEC with respect to common shares issued and issuable upon the conversion of securities outstanding on February 2, 2023 exclusively as a result of contractual obligations contained in existing registration rights agreements described in this prospectus supplement;

(vii)	any amendments, and the effectiveness, of a registration statement with the SEC with respect to the common shares held by Oaktree Fund Administration LLC, OCM Strategic Credit Investments S.à r.l., OCM Strategic Credit Investments 2 S.à.r.l., Oaktree Gilead Investment Fund AIF (Delaware), L.P., Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P., Oaktree Specialty Lending Corporation and Pathway Strategic Credit Fund III, L.P. (the “Oaktree Entities”) as a result of the contractual obligations contained in a registration rights agreement with the Oaktree Entities to be entered into upon the closing of this offering;

(viii)	the offer and sale of common shares under our existing Open Market Sale AgreementSM, dated as of June 4, 2021, by and between us and Jefferies LLC;

(ix)	the confidential submission and public filing by us, and the effectiveness, of any post-effective amendments to our registration statement with the SEC on Form F-3ASR (File No. 333-256807) for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee and the filing of a post-effective amendment or other registration statement on Form F-3 to replace any other current registration statement on Form F-3, provided that we will not offer or sell any common shares pursuant to our registration statement on Form F-3ASR (File No. 333-256807) during the lock-up period, except as provided for in clause (viii); or

(x)	the issuance of securities convertible into common shares to our officers, directors, employees and consultants in connection with the surrender, exchange, repurchase or redemption of outstanding securities convertible into common shares.

Jefferies LLC may, in its sole discretion, and at any time or from time to time before the termination of the lock-up period, all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and us, our directors and officers, the selling shareholder or Oaktree, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. The underwriter may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. Because we and the selling shareholder have not granted the underwriter an option to purchase additional shares, the underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the common shares. A covering transaction is the bid for or the purchase of common shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing in connection with the offering if the common shares originally sold are purchased in a covering transaction and therefore have not been effectively placed.

Neither we, the selling shareholder nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common shares on the NYSE in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us and the selling shareholder to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the sales agent under an Open Market Sale AgreementSM dated as of June 4, 2021, with us. Under the Open Market Sale AgreementSM, we may offer and sell, from time to time, our common shares through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge its credit exposure to us consistent with its customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (“Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this Offering Memorandum in Australia:

A. You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this Offering Memorandum is void and incapable of acceptance.

B. You warrant and agree that you will not offer any of the securities issued to you pursuant to this Offering Memorandum for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

Resale Restrictions

The distribution of common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we and the selling shareholder prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing common shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the selling shareholder and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the common shares without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of common shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common shares in their particular circumstances and about the eligibility of the common shares for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any common shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriter that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any common shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the common shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “offer to the public” in relation to the common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or 9v) (as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange or on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the Financial Services Act, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority in the United Kingdom, except that the common shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the common shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any common shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriter that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

In the case of any common shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

Legal Matters

The validity of the common shares and certain other matters with respect to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain matters with respect to U.S. federal and New York State law will be passed upon for the underwriter by Cooley LLP, New York, New York. Lenz & Staehelin, Geneva, Switzerland is representing the underwriter with respect to certain matters of Swiss law.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

Enforcement of Judgments

We are organized under the laws of Switzerland and our registered office and domicile is located in Epalinges, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the common shares offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2021;

•	our Report on Form 6-K filed with the SEC on March 17, 2022 (Film No. 22748534) (only with respect to “2. Compensation of the Board of Directors” and “3. Compensation of the Members of Executive Management” in Exhibit 99.4 thereto), May 9, 2022 (Film No. 22903235) (only with respect to Exhibits 99.1 and 99.2 thereto), June 30, 2022, August 9, 2022 (only with respect to Exhibits 99.1 and 99.2 thereto), August 15, 2022, November 8, 2022 (only with respect to Exhibits 99.1 and 99.2 thereto), December 19, 2022 (other than Exhibit 99.1 thereto), December 21, 2022 (other than Exhibit 99.1 thereto), January 4, 2023 (Film No. 23506268) (other than Exhibit 99.1 thereto) and February 2, 2023; and

•	our Registration Statement on Form 8-A filed with the SEC on May 11, 2020, which incorporates by reference the description of our common shares from our Registration Statement on Form F-1, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion or termination of the offering of securities under this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.adctherapeutics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:

Investor Relations
ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, NJ 07974
(908) 546-5556

PROSPECTUS

ADC THERAPEUTICS SA

Common Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We or any selling security holder may offer and sell from time to time, in one or more offerings, any combination of the following securities: common shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We or any selling security holder may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 31 of this prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ADCT.”

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 4, 2021.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
OUR COMPANY	3
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
DIVIDEND POLICY	8
DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION	9
DESCRIPTION OF DEBT SECURITIES	22
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF SUBSCRIPTION RIGHTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF UNITS	27
FORMS OF SECURITIES	28
SELLING SECURITY HOLDERS	30
PLAN OF DISTRIBUTION	31
COMPARISON OF SWISS LAW AND DELAWARE LAW	33
EXPENSES OF THE OFFERING	40
LEGAL MATTERS	41
EXPERTS	41
ENFORCEMENT OF JUDGMENTS	42
WHERE YOU CAN FIND MORE INFORMATION	43
INFORMATION INCORPORATED BY REFERENCE	44

2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus and selling security holders may, from time to time, offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or selling security holders sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we and/or any selling security holders are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ADC Therapeutics,” “ADCT,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to ADC Therapeutics SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including ADC Therapeutics, ADCT, ZYNLONTA and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

OUR COMPANY

Overview

We are a commercial-stage biotechnology company improving the lives of cancer patients with our next-generation, targeted antibody drug conjugates (“ADCs”). We are advancing our proprietary pyrrolobenzodiazepine (“PBD”)-based ADC technology to transform the treatment paradigm for patients with hematologic malignancies and solid tumors. Our CD19-directed ADC ZYNLONTA (loncastuximab tesirine-lpyl) is approved by the U.S. Food and Drug Administration (the “FDA”) for the treatment of relapsed or refractory diffuse large B-cell lymphoma (“DLBCL”) after two or more lines of systemic therapy. ZYNLONTA is also in late-stage clinical trials in combination with other agents. Cami (camidanlumab tesirine) is being evaluated in a late-stage clinical trial for relapsed or refractory Hodgkin lymphoma and in a Phase 1b clinical trial for various advanced solid tumors. In addition to ZYNLONTA and Cami, we have multiple PBD-based ADCs in ongoing clinical and preclinical development.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 and converted into a Swiss stock corporation (société anonyme) under the laws of Switzerland on October 13, 2015. We have two subsidiaries: ADC Therapeutics (UK) Limited and ADC Therapeutics America, Inc. Our principal executive office is located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland and our telephone number is +41 21 653 02 00. Our website is www.adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

We will not receive any proceeds from the sale of securities by any selling security holder, unless otherwise set forth in a prospectus supplement.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, the Facility Agreement with Deerfield Partners, L.P. and certain of its affiliates (the “Facility Agreement”) limits our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from previous business years (report des bénéfices) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves libres) or as reserves from capital contributions (apports de capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 with our registered office and domicile in Epalinges, Canton of Vaud, Switzerland. We converted to a Swiss stock corporation under the laws of Switzerland on October 13, 2015. Our domicile is in Epalinges, Canton of Vaud, Switzerland. Our registered office and head office is currently located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.

Share Capital

As of May 1, 2021, our share capital as registered with the commercial register of the Canton of Vaud, Switzerland (the “Commercial Register”) amounted to 78,270,000 common shares, 76,726,737 of which were outstanding, each with a par value of CHF 0.08 per share.

Changes in Our Share Capital During the Last Three Fiscal Years

In this section, share amounts are presented as of the date of the relevant transaction. Since January 1, 2018, our share capital has changed as follows:

•	On June 19, 2018, our share capital as registered with the Commercial Register on June 29, 2018, was increased by issuing 3 Class A common shares;

•	On December 10, 2018, our share capital as registered with the Commercial Register on December 14, 2018, was increased by issuing 33 Class A common shares;

•	On January 30, 2019, our share capital as registered with the Commercial Register on February 6, 2019, was increased by issuing 6 Class A common shares;

•	On June 4, 2019, our share capital as registered with the Commercial Register on June 7, 2019, was increased by issuing 216 Class E preferred shares;

•	On June 7, 2019, our share capital as registered with the Commercial Register on June 14, 2019, was increased by issuing 2 Class E preferred shares;

•	On June 28, 2019, our share capital as registered with the Commercial Register on July 5, 2019, was increased by issuing 77 Class E preferred shares;

•	On August 22, 2019, our share capital as registered with the Commercial Register on August 28, 2019, was increased by an aggregate amount of CHF 3,714,300 through an increase of the par value of each of our Class A common shares and Class B, C, D and E preferred shares from CHF 100 to CHF 1,000;

•	On September 19, 2019, our share capital as registered with the Commercial Register on September 19, 2019, was increased by issuing 140 Class A common shares;

•	In the one-to-15,625 share split of all issued shares effected on September 19, 2019, each of our issued shares was split into 15,625 shares of the same class with a par value of CHF 0.064 per share;

•	In the five-to-four reverse share split of all issued shares effected on April 24, 2020, each of our issued shares was consolidated into 0.8 shares of the same class with a par value of CHF 0.08 per share, and an aggregate of 44 common shares were converted into 6 Class C preferred shares, 12 Class D preferred shares and 26 Class E preferred shares, each with a par value of CHF 0.08;

•	On May 15, 2020, our share capital as registered with the Commercial Register on May 15, 2020, was increased by issuing 17,432,500 common shares with a par value of CHF 0.08 per share;

•	On September 28, 2020, our share capital as registered with the Commercial Register on September 28, 2020, was increased by issuing 6,000,000 common shares with a par value of CHF 0.08 per share; and

•	On April 8, 2021, our share capital as registered with the Commercial Register on April 8, 2021, was increased by issuing 1,500,000 common shares with a par value of CHF 0.08 per share.

Registration Rights

In connection with the Facility Agreement, we entered into an agreement with Deerfield Partners, L.P. and Deerfield Private Design Fund IV, L.P. that provides them with certain registration rights. We have filed a registration statement that registers under the Securities Act common shares issuable to them upon the conversion of their senior secured convertible notes issued under the Facility Agreement. The agreement also provides for piggyback registration rights pursuant to which such holders have the right to demand that we include any such shares in any registration statement that we file with the SEC, subject to certain exceptions.

Articles of Association

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented is required.

Furthermore, under the Swiss Code of Obligations (Code des obligations) (the “CO”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented, may empower our board of directors to issue shares of a specific aggregate par value up to a maximum of 50% of the share capital in the form of:

•	conditional share capital (capital-actions conditionnel) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or to our subsidiaries or other persons providing services to the Company or a subsidiary to subscribe for new shares (conversion or option rights); or

•	authorized share capital (capital-actions autorisé) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-Emptive and Advance Subscription Rights

Pursuant to the CO, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (droit de souscription préalable) for the subscription of such conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Authorized Share Capital

Under our articles of association, our board of directors is authorized at any time, including to prevent takeovers and changes in control, until April 23, 2022 to increase our nominal share capital by a maximum aggregate amount of CHF 1,960,000 through the issuance of not more than 24,500,000 shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share.

Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the CO.

This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase our share capital out of authorized share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with such capital.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 1,624,000 through the issuance of not more than 20,300,000 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of option and conversion rights granted in connection with warrants, convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Equity Incentive Plans

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 936,000 through the (direct or indirect) issuance of not more than 11,700,000 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of options, other rights to receive shares or conversion rights that have been granted to employees, members of the board of directors, contractors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or to a subsidiary through one or more equity incentive plans created by the board of directors.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO). In accordance with Article 973c of the CO, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditor, liquidator or the representatives of bondholders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of our share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under Swiss law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the par value of the shares represented is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating authorized or conditional share capital;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from NYSE listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the motions to the shareholders and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All of the owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law and our articles of association, one or more shareholders, whose combined shareholdings represent the lower of (i) one tenth of our share capital and (ii) an aggregate par value of at least CHF 1,000,000 may request that an item be included in the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our common shares entitles a holder to one vote. The common shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires common shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from the previous business years (report des bénéfices), or if we have distributable reserves (réserves à libre disposition), each as evidenced by the Company’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the Commercial Register (i.e., 20% of the aggregate par value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital recorded in the Commercial Register, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of our share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “Description of Share Capital and Articles of Association—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets and other legitimate interests. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Epalinges, Canton of Vaud, Switzerland), to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of our share capital or holders of shares in an aggregate par value of at least CHF 2,000,000 may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive committee infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than 11 members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Conflict of Interest, Management Transactions

Swiss law does not have a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, beginning at our annual general meeting of shareholders in 2021, our shareholders must annually approve the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company. All of our executive officers named in “Management” are deemed to be members of our executive committee.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

Beginning in 2021, the general meeting of shareholders will annually vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders; and

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their statutory annual financial statements, to the extent that this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one-third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “ADCT.”

The Depository Trust Company

Each person owning a beneficial interest in common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for common shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:

•	the exercise price;

•	the aggregate number of rights to be issued;

•	the type and number of securities purchasable upon exercise of each right;

•	the procedures and limitations relating to the exercise of the rights;

•	the date upon which the exercise of rights will commence;

•	the record date, if any, to determine who is entitled to the rights;

•	the expiration date;

•	the extent to which the rights are transferable;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of common shares pursuant to any such purchase contract shall be subject to certain restrictions under Swiss law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities, preferred shares and/or common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ADC Therapeutics SA, the trustees, the warrant agents, the unit agents or any other agent of ADC Therapeutics SA, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

COMPARISON OF SWISS LAW AND DELAWARE LAW

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the CO and the Swiss Ordinance against excessive compensation in listed stock corporations (Ordonnance contre les rémunérations abusives dans les sociétés anonymes cotées en bourse) (the “OAEC”) applicable to our Company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the OAEC, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•       any breach of a director’s duty of loyalty to the corporation or its shareholders;

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       statutory liability for unlawful payment of dividends or unlawful share purchase or redemption; or

•       any transaction from which the director derived an  improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•       by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•       by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•       by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•       by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•       the duty of care; and

•       the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•       the overall management of the corporation and the issuing of all necessary directives;

•       determination of the corporation’s organization;

•       the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•       the appointment and dismissal of persons entrusted with managing and representing the corporation;

•       overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•       compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

•       notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•      shareholders together representing at least 10% of the share capital may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•      shareholders together representing shares with a par value of at least CHF 1.0 million or 10% of the share capital, whichever is lower, may demand that an agenda item including a specific proposal be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“contrôle spécial”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of authorized and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder, subject to the interests of the corporation. A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:	Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

• out of its surplus, or

• in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s registered share capital) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of authorized or contingent share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the par value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital during a period of up to two years. Shares are created and issued out of contingent share capital through the exercise of options or of conversion rights that the board of directors may grant in relation to, e.g., debt instruments or employees.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
SEC registration fee	$(1)(2)
FINRA filing fee	225,500
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous costs	(2)
Total	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of certain securities and certain other matters with respect to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our registered office and domicile is located in Epalinges, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2020;

•	our Report on Form 6-K filed with the SEC on March 18, 2021 (only with respect to “2. Compensation of the Board of Directors—C. Board Compensation Amounts” and “3. Compensation of the Members of Executive Management—C. Executive Management Compensation Amounts” in Exhibit 99.4 thereto), May 6, 2021 (only with respect to Exhibits 99.1, 99.2 and 99.4 thereto) and June 1, 2021; and

•	our Registration Statement on Form 8-A filed with the SEC on May 11, 2020, which incorporates by reference the description of our common shares from our Registration Statement on Form F-1, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.adctherapeutics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, NJ 07974
(908) 546-5556

ADC THERAPEUTICS SA

12,000,000 Common Shares

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PROSPECTUS SUPPLEMENT

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Jefferies

February 2, 2023